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EXHIBIT 10.53

                                IRREVOCABLE PROXY

          This proxy is delivered in accordance with Section 3 of a certain Escrow Agreement by and among the Company, Forest and U.S. Bank National Association dated August 24, 2007 (the "Escrow Agreement").

          For good and valuable consideration, receipt of which is hereby acknowledged, Forest Oil Corporation ("Forest"), hereby appoints Vladimir Katic and Darren Katic, individuals (the "Proxy Holders"), with a mailing address at 111 West Ocean Blvd., Suite 1240, Long Beach, California 90802, with full power of substitution, as proxy, to vote all of the shares of the Pacific Energy Resources Ltd., a Delaware corporation (the "Company"), now or in the future owned by Forest, but solely to the extent such shares are (a) issued to Forest by the Company in consideration for shares of common stock of Cook Inlet Pipe Line Company to be transferred by Forest to the Company pursuant to the terms of an Asset Sales Agreement dated May 24, 2007, as amended by Amendment No. 1 thereto dated July 31, 2007 and a Letter Agreement re: Shares in Cook Inlet Pipe Line Company also dated July 31, 2007 and (b) held in escrow pursuant to the Escrow Agreement (the "Shares").

          This proxy is irrevocable. This proxy shall automatically terminate upon the earlier of (a) the completion of the disbursements described in Section 5 of the Escrow Agreement and (b) the termination of the Escrow Agreement.

          Forest shall use its best efforts to forward to the Proxy Holders within two (2) business days following Forests' receipt thereof, at the address for Proxy Holder set forth above, copies of all materials received by Forest relating, in each case, to the solicitation of the vote of the shareholders of the Company.

          IN WITNESS WHEREOF, the undersigned has executed this irrevocable proxy as of the 24th day of August, 2007.

                                        FOREST OIL CORPORATION


                                        By: /s/ David H. Keyte
                                            ------------------------------------
                                        Name: David H. Keyte
                                        Title: Executive Vice President and
                                        Chief Financial Officer